Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
DEL FRISCO'S RESTAURANT GROUP, INC.

ARTICLE I

NAME

        The name of the corporation is Del Frisco's Restaurant Group, Inc. (the "Corporation").

ARTICLE II

ADDRESS

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or supplemented from time to time (the "DGCL").

ARTICLE IV

CAPITALIZATION

        1.    Authorized Capital Stock.    The amount of the total authorized capital stock of the Corporation shall be                         shares, comprised of: (i)                          shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), which shall be available for designation in one or more series pursuant to Section 2(a) of this Article IV; and (ii)                          shares of common stock, par value $0.001 per share (the "Common Stock").

        2.    Preferred Stock.

          (a)    Designation.    The Preferred Stock may be issued from time to time in one or more series and in such amounts as provided herein or as may be determined by the Board of Directors of the Corporation (the "Board of Directors"). The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be as such are fixed from time to time by the Board of Directors, authority to do so being hereby expressly granted, in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (each, a "Directors' Resolution"). The Directors' Resolution as to any series shall (i) designate the series and the number of shares comprising the series, (ii) fix the dividend rate, if any, of such series and the payment dates, if any, for dividends on shares of such series, and specify whether dividends on shares of such series shall be or shall not be cumulative, (iii) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up, and (iv) state the price or prices or rate or rates, and adjustments thereof, if any, at which, and the time or times and the terms and conditions on which, shares of such series may be redeemed at the option of the Corporation. Such Directors' Resolution may also (i) provide for a sinking fund for the purpose of redemption of shares of such series and determine the terms and conditions governing the operations of any such fund, (ii) establish voting rights, if any, of shares of such series, (iii) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional preferred stock or other stock ranking on a parity therewith, or senior thereto, with respect to dividends or distributions of assets upon liquidation, dissolution or winding up, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisitions of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, dissolution or winding up, (v) state the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock, and (vi) grant such other special rights and impose such qualifications, limitations or restrictions thereon, and establish any and all such other terms and provisions thereof, as shall be fixed by the Board of Directors.

          (b)    Voting.    Except as expressly provided by applicable law or herein, or except as may be expressly provided in any Directors' Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

          (c)    Reacquired Shares.    Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by Directors' Resolution, subject to any conditions and restrictions on issuance set forth herein.

        3.    Common Stock.

          (a)    Liquidation, Dissolution or Winding Up.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to any prior or superior right of the holders of any shares of any one or more class or series of Preferred Stock of the Corporation then outstanding to participate in the distribution of assets or funds of the Corporation upon such liquidation, dissolution or winding up, the holders of the shares of Common Stock shall be entitled to receive all of the assets and funds of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares held by such holders.

          (b)    Voting Rights.    Each holder of record of Common Stock shall have one vote for each share of Common Stock that is outstanding in his, her or its name on the books of the Corporation on all matters on which such share is entitled to vote. Except as otherwise required by applicable law, holders of record of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL.

ARTICLE V

BOARD OF DIRECTORS

        1.    Size of the Board.    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, consisting of not less than three or more than thirteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors, except as provided for in Section 5(b) of this Article V. Notwithstanding the immediately preceding sentence, prior to the Effective Date (as defined below), the Board of Directors may consist of fewer than three directors.

        2.    Composition of the Board.    Upon the effectiveness of the Corporation's Registration Statement on Form S-1 (Reg. No.                         ) filed with the Securities and Exchange Commission on                        , 2007, as amended from time to time (the "Registration Statement"), the directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the third annual meeting of stockholders held following the date of the effectiveness of the Registration Statement (the "Effective Date"), Class II directors shall be originally elected for a term expiring at the first annual meeting of stockholders held following the Effective Date and Class III directors shall be originally elected for a term expiring at the second annual meeting of stockholders held following the Effective Date. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. There shall be no cumulative voting in the election of directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        3.    Vacancies on the Board of Directors.    The election of any new director to fill any vacancy occurring on the Board of Directors, including any newly created directorship on the Board of Directors that results from an increase in the number of directors, shall be made only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 66 2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

        4.    Removal of Directors.    Any director or all of the directors (other than the directors, if any, elected by the holders of any one or more series of Preferred Stock of the Corporation, voting separately as a class or classes, as the case may be) may be removed at any time either with or without cause by the affirmative vote of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, if at any time a Lone Star Entity (as defined below) or Entities no longer are the beneficial owners, in the aggregate, of at least a majority in voting power of all shares entitled to vote generally in the election of directors, then any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of at least 66 2/3% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class. For purposes of this Certificate of Incorporation, the "beneficial owner" of shares shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

        5.    Voting Rights of Preferred Stock.

          (a)   Notwithstanding any other provision of this Article V to the contrary, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other classes or series of Preferred Stock, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

          (b)   Notwithstanding anything to the contrary in Section 1 of this Article V, during any period when the holders of any one or more classes or series of Preferred Stock have the right to elect additional directors, then upon commencement of the right to elect such directors and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that such class or series of Preferred Stock shall have the right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors provided for in the terms of such Preferred Stock, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to such terms, whichever occurs earlier, subject to his or her earlier death, resignation or removal. Except as otherwise provided by the Board of Directors in the applicable Directors' Resolution, whenever the holders of any class or series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation or removal of any such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

        1.    Limitation of Liability.    A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or such limitation thereof is not permitted under the DGCL (including, without limitation, Section 102(b)(7) thereof).

        2.    Indemnification.

          (a)   Each person (and the heirs, executors and administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person (i) is or was a director, officer or employee of the Corporation, or (ii) serves or served as a director, officer or employee of any other enterprise (as defined herein) either (x) at the request of the Corporation or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person's service as a director, officer or employee of such other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law; provided, however, that except for proceedings by any such person to enforce rights to indemnification, the Corporation shall not be obligated to indemnify such person (or the heirs, executors or administrators of such person) in connection with any action, suit or proceeding (or part thereof) initiated by such person (or the heirs, executors or administrators of such person) unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors. For purposes of this Article VI, the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust or other enterprise. The right to indemnification conferred in this Section 2(a) shall be a contract right.

          (b)   The Corporation, to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law, may advance to any person who is or was a director, officer or employee of the Corporation (and the heirs, executors and administrators of such person) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of the fact that such person (i) is or was a director, officer or employee of the Corporation, or (ii) serves or served as a director, officer or employee of any other enterprise either (x) at the request of the Corporation or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person's service as a director, officer or employee of such other enterprise; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Article VI or otherwise. The Corporation by provisions in its Bylaws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

          (c)   The Corporation may, by action of the Board of Directors, provide indemnification and advancement of expenses to such of the agents of the Corporation and such other persons serving, at the request of the Corporation, as agents of any other enterprise to such extent as is permitted by the DGCL and the Board of Directors shall determine to be appropriate.

        3.    Insurance.    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who (i) is or was a director, officer, employee or agent of the Corporation, (ii) serves or served as a director, officer, employee or agent of any other enterprise either (x) at the request of the Corporation or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person's service as a director, officer, employee or agent of such other enterprise, or (iii) while a director, officer or employee of the Corporation, serves or served as a trustee of a trust at the request of the Corporation.

        4.    Non-Exclusivity.    The rights and authority conferred in this Article VI shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

        5.    Effect of Repeal or Modification.    Any repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of any person referred to in Section 1 or 2 of this Article VI existing by virtue of this Article VI in respect of any act or omission occurring prior to the time of such repeal or modification.

        6.    Savings Clause.    If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 2 of this Article VI as to all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII

BYLAWS

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or this Certificate of Incorporation. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of shares of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3 of the voting power of all of the then-outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII

MEETINGS OF THE STOCKHOLDERS

        1.    Action by Written Consent.    Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, if at any time a Lone Star Entity or Entities no longer are the beneficial owners, in the aggregate, of at least a majority in voting power of all shares entitled to vote generally in the election of directors, then any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may no longer be effected by any consent in writing by such holders.

        2.    Advance Notice.    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner provided in the Bylaws of the Corporation.

        3.    Power and Authority to Call Meetings.    Except as otherwise required by applicable law and subject to the rights of the holders of any series of Preferred Stock to call meetings or otherwise, special meetings of the stockholders for any purpose or purposes may be called at any time only by (i) the Chairperson of the Board, if any, or (ii) the Secretary of the Corporation at the request in writing of (a) the Board of Directors or (b) a committee of the Board of Directors whose power and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, includes the power to call such meetings, but such special meetings may not be called by any other person or persons.

ARTICLE IX

COMPETITION AND CORPORATE OPPORTUNITIES.

        1.     In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of Lone Star Fund V (U.S.), L.P., a Delaware limited partnership, and its Affiliates (as defined below) (collectively, the "Lone Star Entities") may serve as directors or officers of the Corporation, (ii) the Lone Star Entities and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the

Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation ("Non-Employee Directors") and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Lone Star Entities, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

        2.     None of (i) any Lone Star Entity or any of its Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as "Identified Persons" and, individually, as an "Identified Person") shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in paragraph (3) of this Article IX. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, or offers or directs such corporate opportunity to another Person.

        3.     The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of Article IX(2) shall not apply to any such corporate opportunity.

        4.     In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

        5.     For purposes of this Article IX, (i) "Affiliate" shall mean (A) in respect of a Lone Star Entity, any Person that, (I) is directly or indirectly, controlled by such Lone Star Entity, controls such Lone Star Entity or is under common control with such Lone Star Entity or (II) is a principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (B) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such

Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (C) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

        6.     To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

AMENDMENTS OF THIS CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the DGCL and all rights and powers conferred herein upon stockholders, directors and officers of the Corporation are granted subject to this reservation. Notwithstanding the foregoing, the provisions of this Certificate of Incorporation may not be repealed, amended or supplemented in any respect, and no other provision may be adopted, repealed, amended or supplemented which would have the effect of modifying or permitting the circumvention of the provisions of this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

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